Exhibit 99.2

DAMON MOTORS INC.

Condensed Interim Consolidated Financial Statements

For the three months ended September 30, 2024 and 2023

(Unaudited)

(Expressed in United States dollars)

Table of Contents

CONDENSED INTERIM UNAUDITED CONSOLIDATED BALANCE SHEETS	3

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS	4

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’DEFICIT	5

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS	6

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS	7 to 31

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED BALANCE SHEETS

As of September 30, 2024 and June 30, 2024

(Expressed in United States dollars)

	September 30, 2024 (unaudited)	June 30, 2024
	$	$
ASSETS

Current assets
Cash	113,549	395,580
Funding receivable	1,004,022	-
Other current assets	115,806	90,921
Current assets	1,233,377	486,501
Non-current assets
Premises lease deposits	127,309	126,431
Property and equipment, net	941,807	1,138,420
Non-current assets	1,069,116	1,264,851
Total assets	2,302,493	1,751,352

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	6,657,291	5,924,121
Customer deposits	476,404	482,575
Current portion of operating lease liabilities	363,640	443,519
Current portion of finance lease liabilities	7,329	7,141
Short-term debt	2,507,214	1,099,489
Convertible notes	46,294,751	40,630,756
Financial liability convertible to equity	-	3,200,000
Current liabilities	56,306,629	51,787,601
Non-current liabilities
Non-current portion of operating lease liabilities	175,493	235,492
Non-current portion of finance lease liabilities	178,008	177,403
Non-current liabilities	353,501	412,895
Total liabilities	56,660,130	52,200,496

SHAREHOLDERS’ DEFICIT

Common shares without par value, unlimited shares authorized, 13,761,506 shares issued and outstanding as of September 30, 2024 (June 30, 2024 – 12,324,504)	5,138,751	1,938,751
Preferred shares without par value, unlimited shares authorized, 16,758,528 shares issued and outstanding as of September 30, 2024 and June 30, 2024 (Liquidation preference : $48,215,054)	71,590,087	71,590,087
Additional paid in capital	16,933,294	16,629,612
Accumulated deficit	(148,019,769)	(140,607,594)
Total shareholders’ deficit	(54,357,637)	(50,449,144)
Total liabilities and shareholders’ deficit	2,302,493	1,751,352

Going Concern (Note 1)

Commitments and Contingencies (Note 12)

Subsequent Events (Note 19)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

	Three months ended September 30, 2024	Three months ended September 30, 2023

Expenses
Research and development, net of tax credits	57,221	1,937,227
General and administrative	790,027	1,092,282
Sales and marketing	174,166	376,312
Depreciation	67,248	80,138
Transaction costs	748,541	458,232
Foreign currency transaction loss/(gain)	62,738	(159,457)
Loss from Operations	1,899,941	3,784,734
Other expenses
Changes in fair value of financial liabilities	4,657,388	827,304
Finance expense	854,846	765,153
	5,512,234	1,592,457

Net loss before income tax	7,412,175	5,377,191
Income tax expense	-	-
Net loss	7,412,175	5,377,191

Loss per share:
Basic and diluted – common shares	(0.54)	(0.45)

Weighted average number of shares outstanding:
Basic and diluted – common shares	13,745,886	11,851,349

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

	Common shares		Preferred shares		Additional paid in capital	Accumulated Deficit	Shareholders’ deficit
	#	$	#	$	$	$	$

As of June 30, 2024	12,324,504	1,938,751	16,758,528	71,590,087	16,629,612	(140,607,594)	(50,449,144)
Conversion of Simple Agreements for Future Equity (SAFEs) at maturity	1,437,002	3,200,000	-	-	-	-	3,200,000
Stock-based compensation	-	-	-	-	16,295	-	16,295
Common share purchase warrants issued in connection with convertible promissory notes	-	-	-	-	287,387	-	287,387
Net loss	-	-	-	-	-	(7,412,175)	(7,412,175)
As of September 30, 2024	13,761,506	5,138,751	16,758,528	71,590,087	16,933,294	(148,019,769)	(54,357,637)

As of June 30, 2023	11,829,386	1,285,788	16,758,528	71,590,087	9,294,030	(106,639,346)	(24,469,441)
Issuance of shares, net of issuance costs	95,380	260,999	-	-	-	-	260,999
Stock-based compensation	-	-	-	-	204,159	-	204,159
Stock options exercised	130,936	149,166	-	-	(129,642)	-	19,524
Loss for the year	-	-	-	-	-	(5,377,191)	(5,377,191)
As of September 30, 2023	12,055,702	1,695,953	16,758,528	71,590,087	9,368,547	(112,016,537)	(29,361,950)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

CONDENSED INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Operating activities
Net loss:	(7,412,175)	(5,377,191)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	67,248	80,138
Amortization of operating lease right-of-use asset	129,365	136,698
Stock-based compensation	16,295	204,159
Accrued interest added to debt	809,520	446,699
Changes in fair value of financial liabilities	4,657,388	827,304
Foreign exchange loss/(gain)	20,309	(121,753)

Changes in operating assets and liabilities:
Other current assets and premises lease deposits	(25,763)	24,756
Funding receivable	(1,004,022)	-
Accounts payable and accrued liabilities	733,170	(467,843)
Operating lease	(145,735)	(67,583)
Customer deposits	(6,171)	12,067
Cash used in operating activities	(2,160,571)	(4,302,549)

Financing activities
Payments on finance leases	(1,759)	(3,083)
Proceeds from convertible notes	555,000	4,950,000
Proceeds from senior secured promissory notes	596,000	-
Proceeds from promissory notes	729,299	-
Repayment of SR&ED loan	-	(37,837)
Proceeds from exercise of stock options	-	19,524
Cash provided by financing activities	1,878,540	4,928,604

Net change in cash during the period	(282,031)	626,055
Cash at beginning of period	395,580	2,069,056
Cash at end of period (Note 18)	113,549	2,695,111

Supplemental Cash Flow Information (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Nature of operations

Damon Motors Inc. was incorporated on July 22, 2016, under the laws of British Columbia. The Company’s registered address is Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5 and head office and principal address is 704 Alexander Street, Vancouver, British Columbia, V6A 1E3, Canada. The Company is a leading light electric vehicle manufacturer currently focused on electric motorcycles including proprietary electric powertrain, shifting and predictive awareness technologies. The Company has a single reportable segment given that the Company is engaged in the manufacture of motorcycles in North America, and management views the business as a single reporting segment. See Segment Reporting (Note 16).

On April 26, 2021, the Company formed a wholly owned subsidiary, Damon Motors Corporation, a corporation organized and registered in the state of Delaware, USA.

These condensed interim unaudited consolidated financial statements include the accounts of Damon Motors Inc. and Damon Motors Corporation, collectively the “Company.”

Going concern

The accompanying condensed interim unaudited consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern in accordance with U.S. GAAP. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company is subject to a number of risks, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in electric automotive technology. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to fund its research and development, complete the construction of its manufacturing facility for the eventual production of electrical motorcycles and meets its obligations and repay its liabilities arising from normal business operations when they come due.

The Company has incurred net losses of $7,412,175 and utilized $2,160,571 of cash in operations for the three months ended September 30, 2024 and has accumulated a deficit as of September 30, 2024 of $148,019,769 and expects to incur future additional losses. These conditions indicate material uncertainties that cast substantial doubt upon the Company’s ability to continue as a going concern within one year after financial statement issuance date.

When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN (continued)

Going concern (continued)

Management’s plans to address the uncertainty that the Company will continue as a going concern include the business combination as well as obtaining associated debt and equity financing. There is no assurance that the Company’s plans to consummate the business combination will be successful and the Company cannot provide assurance that the Company will secure financing in a timely manner, nor can they provide assurance that the business combination will be completed. As such, the substantial doubt of the Company’s ability to continue as a going concern has not been alleviated by management’s plans.

2.	BASIS OF PRESENTATION

a)	Basis of presentation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding financial reporting. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for annual audited financial statements and should be read in conjunction with the Company’s annual audited consolidated financial statements as at and for the year ended June 30, 2024.

The same accounting policies were used in the preparation of these unaudited condensed interim condensed interim unaudited consolidated financial statements as for the most recent audited annual consolidated financial statements. These condensed interim consolidated financial statements are unaudited and reflect adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods in accordance with U.S. GAAP.

b)	Basis of measurement

These financial statements have been prepared on a historical cost basis except for certain financial instruments which are measured at their fair value as explained in the accounting policies set out below. In addition, these financial statements have been prepared using the accrual basis of accounting.

c)	Consolidated statements

The condensed interim unaudited consolidated financial statements incorporate the financial statements of the Company and its consolidated subsidiary, Damon Motors Corporation, over which the Company has control. Control occurs when the Company has power over the investee; is exposed, or has rights, to variable returns from its involvement with the investee; and has the ability to use its power over the investee to affect its returns. All intercompany transactions and balances between the Company and the subsidiary are eliminated upon consolidation.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

2.	BASIS OF PRESENTATION (continued)

d)	Business combination with XTI Aerospace, Inc. (“XTI Aerospace” and formerly known as Inpixon)

On October 23, 2023, Damon Motors Inc. (“Damon”) entered into a Business Combination agreement (“BCA”) with XTI Aerospace (NASDAQ: XTIA), Grafiti Holding Inc. (“Grafiti”), a British Columbia corporation and wholly owned subsidiary of XTI Aerospace , 1444842 B.C. Ltd., and a wholly owned subsidiary of Grafiti (“Amalco Sub”), pursuant to which it is proposed that Amalco Sub and Damon amalgamate under the laws of British Columbia, Canada with the amalgamated company (the “Damon Surviving Corporation”) continuing as a wholly owned subsidiary of Grafiti (the “Business Combination”).

The Business Combination is subject to material conditions, including approval of the Business Combination by securities holders of Damon, approval of the issuance of Grafiti Common Shares to Damon securities holders pursuant to the Business Combination Agreement by a British Columbia court after a hearing upon the fairness of the terms and conditions of the Business Combination Agreement as required by the exemption from registration provided by Section 3(a)(10) under the Securities Act of 1933, and approval of the listing of the Grafiti Common Shares on the Nasdaq Stock Market (“Nasdaq”) under the ticker symbol DMN, after giving effect to the Business Combination.

Upon the consummation of the Business Combination (the “Closing”), both Grafiti Limited (formerly known as Inpixon UK Ltd.), a subsidiary of Grafiti and the Damon Surviving Corporation will be wholly owned subsidiaries of Grafiti, which will adopt a new name as determined by Damon.

Holders of Grafiti Common Shares and warrants, including management of XTI Aerospace that hold Grafiti Common Shares immediately prior to the closing of the Business Combination, are anticipated to retain approximately 18.75% of the outstanding capital stock of the combined company, determined on a fully diluted basis. Damon shareholders are anticipated to hold approximately 81.25% of the combined company, determined on a fully diluted basis. It is anticipated that public trading for the Grafiti Common Shares on the Nasdaq would begin following the consummation of the Business Combination.

Following the signing of the Business Combination agreement, on October 26, 2023, Damon issued a convertible promissory note to XTI Aerospace in an aggregate principal amount of $3.0 million (Note 8) together with the Share purchase Warrants (Note 9) pursuant to a private placement. The convertible promissory note has a 12% annual interest rate, payable in arrears on the maturity date, June 15, 2024. The full principal balance and interest on the convertible promissory note will automatically convert into common shares of Damon upon the public listing of Damon or a successor issuer thereof on a national securities exchange (a “Public Company Event”).

On June 15, 2024, the Company and XTI Aerospace signed a Letter of Agreement amending the maturity date of the notes to September 30, 2024.

On September 11, 2024, the Company and XTI Aerospace signed another Letter of Agreement amending the maturity date of the notes to October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

a)	Significant accounting policies

The accounting policies followed in these condensed interim consolidated financial statements are consistent with those disclosed in Note 3 of the Company’s consolidated financial statements for the year ended June 30, 2024.

b)	Critical accounting estimates and judgements in applying the Company’s accounting policies

The preparation of condensed interim unaudited consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management estimates are periodically reviewed in light of changes in circumstances, facts and experience and noted that there has been no significant change in estimates of judgements in the reporting periods. Areas of judgment that have the most significant effect on the amounts recognized in the condensed interim unaudited consolidated financial statements are disclosed in Note 3 of the Company’s consolidated financial statements for the year ended June 30, 2024.

c)	Reclassifications

Certain prior period amounts in the condensed interim unaudited consolidated financial statements and notes thereto have been reclassified to conform to current period presentation. These reclassifications did not impact the previously reported net loss, stockholders’ equity or cash flows, as they represent a reorganization of the presentation of the financial statements rather than a change in the underlying accounting principles or policies.

d)	Recent accounting pronouncements not yet adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which amends the disclosure to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses on an annual and interim basis for to enable investors to develop more decision-useful financial analyses. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company is currently assessing potential impacts of ASU 2023-06 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures as disclosed in Note 16.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which amends the disclosure to address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information and includes certain other amendments to improve the effectiveness of income tax disclosures. For entities other than public business entities, the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently assessing potential impacts of ASU 2023-09 and does not expect the adoption of this guidance will have a material impact on its condensed consolidated financial statements and disclosures and the Company is in a loss position and not incurring any tax expenses.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

d)	Recent accounting pronouncements not yet adopted (continued)

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, that requires public companies to disclose, in interim and reporting periods, additional information about certain expenses in the financial statements. For public business entities, it is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted and is effective on either a prospective basis or retrospective basis. The Company is currently evaluating the impact that the updated standard will have on the Company’s disclosures within the condensed consolidated financial statements.

4.	FUNDING RECEIVABLE

Included in funding receivable is FY2024 Canadian Scientific Research & Development (“SR&ED”) tax credit receivable. On October 4, 2024, the Company received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

The Company accounts for these credits as a reduction to research and development costs and will recognize these claims when it is probable that the expense incurred qualify for the government grant claim and that the Company has complied with all the conditions to realize the claim. Otherwise, the recognition of government grant claim would be deferred until the recognition criteria are satisfied.

5.	PROPERTY AND EQUIPMENT, NET

	Construction in Progress	Equipment and leasehold improvements	Operating lease right-of- use asset	Financing lease right-of- use asset	Total
	$	$	$	$	$
Cost
Balance, July 1, 2023	-	1,131,295	2,358,899	259,211	3,749,405
Impairment	-	-	(572,171)	-	(572,171)
Balance, June 30, 2024 and September 30, 2024	-	1,131,295	1,786,728	259,211	3,177,234

Accumulated depreciation
Balance, July 1, 2023	-	517,524	1,107,514	120,301	1,745,339
Depreciation	-	256,977	542,496	46,447	845,920
Impairment	-	-	(552,445)	-	(552,445)
Balance, June 30, 2024	-	774,501	1,097,565	166,748	2,038,814
Depreciation	-	56,862	129,365	10,386	196,613
Balance, September 30, 2024	-	831,363	1,226,930	177,134	2,235,427

Carrying amount
Balance, June 30, 2024	-	356,794	689,163	92,463	1,138,420
Balance, September 30, 2024	-	299,932	559,798	82,077	941,807

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

5.	PROPERTY AND EQUIPMENT, NET (continued)

During the three months ended September 30, 2024, the Company incurred amortization of right of use asset in the consolidated statements of operations of $129,365 (three months ended September 30, 2023 – $136,698) which is included in the above table under depreciation.

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	September 30, 2024	June 30, 2024
	$	$
Accounts payable	3,946,727	3,172,403
Accrued wages	1,404,758	1,408,358
Accrued liabilities and other payables	1,305,806	1,343,360
	6,657,291	5,924,121

As at September 30, 2024, $207,350 (June 30, 2024 - $220,526) was related to severance and included in accrued wages.

Included in accrued liabilities and other payables is an amount owing for the surrender and settlement of lease of Surrey manufacturing facility of $240,843 as of September 30, 2024 (June 30, 2024 - $237,452). On April 29, 2024 the Company requested payment deferment of the instalment payment due on March 1, 2024 and May 1, 2024 respectively to July 1, 2024. On September 6, 2024, the Lessor agreed to defer the payments due on July 1, 2024 to be paid on or before September 30, 2024.

On October 1, 2024, the Company and the Lessor signed an amendment to the Surrender of Lease Agreement whereby the Lessor hereby agrees to a waiver of breach by the Company of its payment obligations in subsection 3.1(e), (f) and (g) of the Surrender of Lease Agreement by the Tenant. In addition, the subsections (e), (f) and (g) of Section 3.1 of the Surrender of Lease Agreement are deleted in their entirety and replaced, whereby the Company agrees to pay the Lessor the instalment amount of Canadian dollars $108,333 for each instalment, 30 days, 60 days and 90 days respectively, following the completion of the Business Combination.

7.	LEASES

The Company has operating leases for its office spaces and finance leases for its equipment trailer.

The lease liability in connection with operating and finance leases are included in non-current lease liabilities and current portion of lease liabilities on the consolidated balance sheets as follows:

	Operating lease	Finance leases	September 30, 2024
	$	$	$
Non-current portion of lease liabilities	175,493	178,008	353,501
Current portion of lease liabilities	363,640	7,329	370,969
Total lease liabilities	539,133	185,337	724,470

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

7.	LEASES (continued)

	Operating lease	Finance leases	June 30, 2024
	$	$	$
Non-current portion of lease liabilities	235,492	177,403	412,895
Current portion of lease liabilities	443,519	7,141	450,660
Total lease liabilities	679,011	184,544	863,555

The right-of-use assets in connection with leases are included under property and equipment on the consolidated balance sheets and are separately disclosed in Note 5.

The following lease costs are included in the consolidated statements of operations:

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Finance lease costs:
Amortization of right-of-use assets	10,386	11,835
Interest on lease liability	2,240	2,492
Operating lease costs	145,735	216,832
Rental income	-	(57,753)
Total lease costs	158,361	173,406

The future payments due under operating and finance leases as at September 30, 2024 is as follows:

	Operating lease	Finance leases	Total
	$	$	$
Undiscounted lease payments:
2025	400,024	16,164	416,188
2026	181,767	183,697	365,464
Total undiscounted lease payments	581,791	199,861	781,652
Discount	(42,658)	(14,524)	(57,182)
Lease liabilities	539,133	185,337	724,470

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

8.	SHORT-TERM DEBT

	SR&ED financing	Promissory note	Secured promissory note	Senior secured promissory note	Total
	$	$	$	$	$
Balance, July 1, 2023	1,095,837	761,713	-	-	1,857,550
Promissory notes issued as settlement and payment of professional fees owing	-	542,753	-	-	542,753
Funds advanced	-	-	-	550,000	550,000
Foreign exchange adjustment	(45,612)	(14,030)	-	-	(59,642)
Interest paid, net of interest capitalized	(133,686)	33,658	-	603	(99,425)
Repayment of principal	(916,539)	-	-	-	(916,539)
Debt settled via issuance of convertible promissory notes and common share purchase warrants (Note 9)	-	(775,208)	-	-	(775,208)
Balance, June 30, 2024	-	548,886	-	550,603	1,099,489
Funds advanced	-	-	729,299	596,000	1,325,299
Foreign exchange adjustment	-	-	11,900	-	11,900
Interest capitalized	-	8,193	38,322	24,011	70,526
Balance, September 30, 2024	-	557,079	779,521	1,170,614	2,507,214

Promissory note

On April 16, 2024, the Company signed an agreement to issue as payment and settlement of professional fees owing, a promissory note in the aggregate amount of $542,753 with an interest rate at 5.5% per annum in favour of Wilson Sonsini Goodrich & Rosati Professional Corporation (“WSGR”). All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) September 1, 2024; (ii) the closing of a Debt Financing or Equity Financing; (iii) the closing of a Change of Control transaction; (iv) the Company becomes cash flow positive and is in a position to make payment on the outstanding invoices; or (v) upon the occurrence of an Event of Default. If all unpaid principal and accrued interest shall not be paid when otherwise due, the interest rate per annum on the note shall increase from 5.5% per annum to 7% per annum.

On September 16, 2024, the Company signed amendment to the promissory note agreement with WSGR to modify the due date September 1, 2024 above to October 31, 2024.

Secured promissory note

On August 5 2024, the Company issued a promissory note to arms-length parties with principal amount of $364,649 (CAD$500,000) secured against future SR&ED tax credit refund expected to be received from year-end tax returns for 2024 submitted to CRA and substantially all of the assets of the Company. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

On August 11, 2024, the Company issued another promissory note to arms-length parties with principal amount of $364,650 (CAD$500,000) secured against substantially all of the assets of the Company on a pari passu basis with the promissory note issued on August 6, 2024. The loan accrues interest at a rate of 3% per month and matures on or before November 15, 2024.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

8.	SHORT-TERM DEBT (continued)

Senior secured promissory note

On June 26, 2024 and June 28, 2024, the Company issued a senior secured promissory note (“Senior Secured Note”) in the aggregate amount of $350,000 and $200,000 respectively (up to an aggregate principal amount of $1,000,000) with interest rate at 10.0% per annum in favour of Grafiti Holding Inc (“Grafiti”). All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall be due and payable on the earliest of (i) December 31, 2024; (ii) upon the occurrence of an event of default; (iii) within three business days as defined in the Business Combination Agreement (“BCA”) following termination of the BCA by borrower or lender pursuant to Section 9.1(b) of the BCA or by lender pursuant to Section 9.1(d) of the BCA. The Senior Secured Note is secured by substantially all of the assets of the Company.

On July 3, 2024, the Company received an additional loan under the senior secured promissory note in the aggregate amount of $396,000. On September 25, 2024, the Company amended the senior secured promissory note dated June 26, 2024 increasing the maximum aggregate principal amount of the note from $1,000,000 to $1,150,000. On the same date, the Company drew down an additional $200,000 on the note.

The weighted average interest rate on the debt is 17.2% as of September 30, 2024 (2023 – 14.9%).

9.	CONVERTIBLE NOTES

$
Balance, July 1, 2023	14,727,183
Funds advanced	11,549,945
Convertible note issued for settlement of debt	1,308,441
Warrant bifurcated classified as liability (Note 10)	(1,086,240)
Warrant bifurcated classified as equity	(674,034)
Interest accrued, net of capitalized interest paid	1,793,574
Changes in fair value of financial liabilities	13,011,887
Balance, June 30, 2024	40,630,756
Funds advanced	555,000
Warrant bifurcated classified as equity	(287,387)
Interest accrued	738,994
Changes in fair value of financial liabilities	4,657,388
Balance, September 30, 2024	46,294,751

In July and August 2024, the Company issued four tranches of convertible promissory notes (“Tranche 19” to “Tranche 22”) to arms-length parties with an aggregate principal amount of $555,000 at valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on the maturity date, one year from issuance of the note. Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid. The convertible promissory notes holders were also issued 202,820 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

For details of the terms and conditions of the common share purchase warrants issued, refer to Note 10.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

9.	CONVERTIBLE NOTES (continued)

Summary of the convertible notes issued and their key terms are as follows:

Tranche	Date of issuance	Amount issued	Valuation cap		Interest rate		Interest due date	Maturity date
		$	$’ million		%
Tranche 1	October to November 2022	5,700,000	125	(1)	12	%(1)	October 1, 2023(1)(2) October 31, 2024 (7)	October 31, 2024(7)
Tranche 2	January to February 2023	1,020,000	150		12%		July 1, 2023(2) October 31, 2024 (7)	October 31, 2024(7)
	February 2023	100,000	125		12%		July 1, 2023(2) October 31, 2024 (7)	October 31, 2024(7)
Tranche 3	April to May 2023	1,900,000	125		12%		October 1, 2023(2) October 31, 2024 (7)	October 31, 2024(7)
Tranche 4	September 16, 2023	2,500,000	125		12%		October 31, 2024(3)(4)(6)	October 31, 2024(6)
Tranche 5	September 30, 2023	375,000	125		12%		October 31, 2024 (7)	October 31, 2024(7)
Tranche 6	August 10, 2023	1,025,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 7	September 13, 2023	1,020,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 8	September 26, 2023	2,705,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 9	September 30, 2023	200,000	125		12%		October 31, 2024(3)(4)(7)	October 31, 2024(7)
Tranche 10	October 26, 2023	4,275,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 11	December 15, 2023	350,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 12	March 12, 2024	775,208	125		12%		March 11, 2025 (3)(5)	March 11, 2025
Tranche 13	March 26, 2024	88,391	125		12%		March 25, 2025 (3)(5)	March 25, 2025
Tranche 14	April 5, 2024	304,945	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 15	April 15, 2024	1,500,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 16	April 26, 2024	150,000	125		12%		October 31, 2024 (3)(4)(6)	October 31, 2024(6)
Tranche 17	May 1, 2024	76,228	125		12%		April 30, 2025 (3)(5)	April 30, 2025
Tranche 18	May 29, 2024	20,000	125		12%		May 28, 2025 (3)(5)	May 28, 2025
Balance, June 30, 2024		24,084,772
Tranche 19	July 20, 2024	250,000	125		12%		July 19, 2025 (3)(5)	July 19, 2025
Tranche 20	July 22, 2024	100,000	125		12%		July 21, 2025 (3)(5)	July 21, 2025
Tranche 21	July 30, 2024	20,000	125		12%		July 29, 2025 (3)(5)	July 29, 2025
Tranche 22	August 30, 2024	185,000	125		12%		August 29, 2025 (3)(5)	August 29, 2025
Balance, September 30, 2024		24,639,772

Note 1 - On April 25, 2023, the Tranche 1 convertible notes with aggregate principal amount of $700,000 has its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and revise the interest rate from 8% per annum to 12% per annum, payable in arrears on October 1, 2023. On October 11, 2023, the convertible notes holder with aggregate principal amount of $5,000,000 had its terms amended to revise the valuation cap from $350,000,000 to $125,000,000 and the interest rate revised from 8% per annum to 12% per annum, payable in arrears on October 1, 2023.

Note 2 - The Company negotiated to defer payments of convertible debt interest and include the interest amount into the investment amount for conversion on maturity. The agreement for the deferment of the interest due on July 1, 2023 for Tranche 2 of $29,264, and on October 1, 2023 for Tranche 1 and Tranche 3 of $76,438 and $100,537, respectively to maturity date.

Note 3 - Any Principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid.

Note 4 - Convertible promissory notes holders were also issued common share purchase warrants (Note 10) to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date.

Note 5 - Convertible promissory notes holders were also issued common share purchase warrants (Note 10) to subscribe for, and purchase of the Company common shares at the exercise price of $2.7364 per share.

Note 6 - On June 15, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 15, 2024, to mature on September 30, 2024. The maturity date of the notes was further amended on September 11, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

Note 7 - On June 26, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement amending the maturity of the notes, June 30, 2024, to mature on September 30, 2024. The maturity date of the notes was further amended on September 11, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

9.	CONVERTIBLE NOTES (continued)

On September 11, 2024, the Company and the convertible promissory note holders entered into a Letter of Agreement under the same term, further amending the maturity of the notes, September 30, 2024 to mature on October 31, 2024, subject to an additional tolling period of 30 days at the election of the Company upon notice by the Company to the note holders.

The Company may not prepay the principal amount and the accrued and unpaid interest in whole or in part without the written consent of the convertible noteholders. The convertible notes will rank pari passu in right of payment with respect to each other, and all payment to each of the convertible noteholders will be made pro rata among the convertible noteholders based upon the aggregate outstanding principal amount of the convertible promissory note immediately before any such payment.

Conversion events

In the event of a change of control, the convertible noteholders would have the right to either:

●	convert principal and unpaid interest into shares at a conversion price which is lower of (i) the respective valuation cap (for Tranches 4 through 22, the valuation cap is reduced to $93,750,000 if event of default occurs prior to conversion) divided by the diluted capitalization and (ii) discounted conversion price of 75% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 2) multiplied by the price per share ascribed to the common share in the change of control event; or

●	require the Company to repurchase their convertible notes in cash, in whole or in part, at a price equal to 100% of the principal amount of the convertible notes plus accrued and unpaid interest (for Tranches 1 through 3 and at 25% redemption premium for Tranches 4 through 22) thereon to the date of repurchase.

In the event of a qualified financing, which refers to the next transaction after the issue date and before the maturity date in which the Company issues and sells equity securities, with the principal purpose of raising capital (for Tranches 1 through 3) or a Public Company event, convertible notes include automatic mandatory conversion features resulting in the receipt of shares at a conversion price which is lower of (i) the valuation cap (for Tranches 4 through 22), the cap price further reduced to $93,750,000 if event of default occurs prior to conversion) divided by diluted capitalization immediately prior to the event of qualified financing or Public Company event and (ii) the discounted conversion price of 25% (with 2.5% increase in discount every 6 months from issuance date for Tranches 1 through 3) applied to the lowest price paid/offered for equity security subject to a cap price of $125,000,000 multiplied by a price per share of the qualified financing or Public Company event.

Diluted capitalization refers to aggregate number of outstanding common shares immediately prior to the closing or occurrence of a qualified financing, change of control, or Public Company event, as applicable.

In the event that the convertible notes are not converted prior to maturity date, the Company is obligated to settle the convertible notes by paying in cash equivalent to 100% of the convertible notes principal amount and the accrued and unpaid interest.

As the conversion features were not required to be bifurcated and as none of the components of convertible note were required to be classified under equity, the Company made the election to measure the convertible notes subsequently at fair value through profit and loss.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

9.	CONVERTIBLE NOTES (continued)

At inception, the proceeds from the convertible notes issued with detachable share purchase warrants for Tranches 4 to 11, Tranches 14 to 16 and Tranche 22 to were determined to be their fair values, were allocated between the convertible notes issued with detachable share purchase warrants based on the residual method. During the three months ended September 30, 2024, the Company issued $555,000 of convertible notes in Tranches 19 to 22. The fair value of these convertible notes of $267,613 was determined as discussed below, with the residual amount of $287,387 (Note 10) allocated to the share purchase warrants assessed to meet the equity classification requirements and was recorded as a component of additional paid-in capital.

Management has determined that due to the complexity of the various embedded features and the short life expected of the notes, it will elect the fair value option under ASC 825-10-1 as the instruments are eligible for the fair value election under ASC 825-10. As a result, the entire convertible promissory note is carried at fair value and the difference between the aggregate fair value and aggregate unpaid principal balance of the convertible notes for the three months ended September 30, 2024 totaling $4,657,388 (three months ended September 30, 2023 – $1,250,971) are accounted as changes in fair value of financial liabilities in the statements of operations. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

During the three months ended September 30, 2024, the Company expensed $nil (three months ended September 30, 2023 – $280,000) in transaction costs related to issuance of convertible promissory notes in the consolidated statements of operations.

The convertible notes are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions as at September 30, 2024 and June 30, 2024, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described below.

	September 30, 2024	June 30, 2024
Annualized volatility	70% – 90%	70% – 90%
Expected time to liquidity	0.5 – 1.5 year	0.5 – 1.5 year
Dividend rate	0%	0%
Risk-free interest rate	3.98%	5.09%

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES

The Company accounts for common share purchase warrants as either equity instruments or derivative liabilities depending on the specific terms of the warrant agreement. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares. We classify derivative warrant liabilities on the balance sheet at fair value, and changes in fair value during the periods presented in the statement of operations, which is revalued at each balance sheet date subsequent to the initial issuance of the common share purchase warrant. For warrants that meet the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

In July and August 2024, in connection with the issuance of Tranche 19 through 22 convertible promissory notes to arms-length parties (Note 9), the Company issued 202,820 common share purchase warrants to the noteholders. Similarly, each warrant is exercisable anytime for 1 common share of the Company at an exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization on closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

In the event there is no effective registration statement or prospectus available for resale of shares under the warrant agreement within 180 days following the closing of the Public Company event, the warrant holder can exercise the warrants, in whole or in part, on a cashless basis for the number of shares computed as:

i.	the difference between the exercise price and volume-weighted average price (“VWAP”) on trading day immediately preceding the date of notice of exercise provided notice is in accordance with section 2(a) of the note common share purchase agreement.

ii.	the difference between the exercise price and, at holder’s option:

a.	VWAP on trading day immediately preceding the date of notice of exercise; or

b.	Bid price of the Company’s common share on principal trading market on the date of notice of exercise.

iii.	the difference between the exercise price and VWAP on date of notice of exercise.

The warrant holder for tranches 4 and tranches 6 through 11 may be entitled to additional 3% shares of the unexercised part of the warrant (up to a maximum of 8%) that may be issued for each 30-day registration statement default past the registration deadline (i.e., 180 days of Public Company event) along with liquidated damages up to a maximum of $250,000.

The warrant holder’s option for net cash settlement (equal to Black Scholes value) in the event a fundamental transaction occurs at or before a Public Company event and which is within the control of the Company including approved by the Company’s Board. However, if the transaction is outside the control of the Company or board, the warrant holder shall receive the same form and type of consideration as received by common stockholders in connection with the fundamental transaction.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Fundamental transaction refers to one or more related transactions that results in (i) merger or consolidation of the Company with another, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (iii) purchase offer, tender offer or exchange offer to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company, (iv) reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) a stock or share purchase agreement or other business combination with another resulting in acquisition of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company.

Upon exercise, the holders will pay the Company the respective exercise price for each warrant exercised in exchange for one common share of the Company and the fair value at the date of exercise and the associated non-cash liability will be reclassified to share capital. The non-cash liability associated with any warrants that expire unexercised will be recorded as a gain in the consolidated statements of operations. Unexercised warrants shall be exercised automatically on a cashless basis on the termination date.

Liability-classified warrants

At inception, the proceeds from the convertible notes were allocated between the convertible notes and the warrants based on the residual method allocated to the warrants and for the warrants that did not meet the indexation and equity classification requirements, the warrants are classified as derivative liabilities. The warrants are subsequently remeasured at fair value and accounted as changes in fair value of derivative liabilities in the statements of operations.

The fair value of derivative warrant liabilities was estimated by management at year end or each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, convertible promissory notes, common shares, warrants and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments. The model used the following assumptions as at September 30, 2024 and June 30, 2024, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 9 above.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Liability-classified warrants (continued)

Changes in the value of the derivative liability related to the warrants for the three months ended September 30, 2024 and the year ended June 30, 2024 were as follows:

	Number of warrants	Amount
	#	$
Balance, July 1, 2023	950,153	521,950
Bifurcated value of warrant (Note 9)	3,809,030	1,086,240
Change in fair value of derivative liabilities	-	4,820,562
Liability-classified warrants reclassified to equity-classified warrants	(4,759,183)	(6,428,752)
Balance, June 30, 2024 and September 30, 2024	-	-

In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. These warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital.

The warrants were initially classified as liability and elected to measure at fair value because they failed the fixed shares to fixed monetary amount test in accordance with ASC 815 due to the provision in section 3b of the original warrants agreement whereby the warrants’ exercise price shall be reduced to lower exercise price on:

●	the issuance of new options or common share equivalents at an exercise price that is less than the warrants’ exercise price immediately before such issuance; or

●	on the modification of any existing options or common share equivalents at an exercise price that is less than the warrant’s exercise price immediately before such modification

Section 3b resulted in an adjustment to the warrants exercise price on change of existing equity-linked instruments which did not meet the definition of a down-round feature as it was based on neither the sale nor the issuance of stock or a financial instrument. Instead, it was based on the modification of existing instruments.

Accordingly, as the adjustment pursuant to section 3b of the warrant agreement was not a down-round feature as defined by ASU 2017-11, the warrants failed to meet the requirements of ASC 815 of a fixed shares for fixed monetary amount and accordingly were not considered as Indexed to the Company’s own stock pursuant to ASC 815.

The Company has amended the warrant agreements to remove section 3b. Additionally, the warrants exercise price is modified to make it fixed at $2.7364 per common share. As a result of these changes to the warrant agreement, the warrants are eligible to pass the fixed shares for fixed monetary amount test and considered as indexed to the Company’s own stock pursuant to ASC 815 and qualify for equity classification.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

10.	WARRANTS AND DERIVATIVE WARRANT LIABILITIES (continued)

Equity-classified warrants

In connection with the issuance of Tranche 19 to Tranche 22 convertible promissory notes to arms-length parties (Note 9), the Company issued common share purchase warrants to the noteholders. At inception, these warrants were assessed to meet the equity classification requirements and fair value of the warrants of $287,387 was recorded as a component of additional paid-in capital.

The following table provides the relevant information on the outstanding warrants as of September 30, 2024:

Date of issuance	Number of warrants outstanding		Number of warrants exercisable	Exercise price	Expiry date
	#		#	$
June 16, 2023	950,153	(1)	950,153	2.7364	June 15, 2028
August 10, 2023	389,559	(1)	389,559	2.7364	August 9, 2028
September 13, 2023	387,659	(1)	387,659	2.7364	September 12, 2028
September 26, 2023	1,028,057	(1)	1,028,057	2.7364	September 25, 2028
September 30, 2023	73,088	(1)	73,088	2.7364	September 29, 2028
October 26, 2023	1,624,747	(1)	1,624,747	2.7364	October 25, 2028
December 15, 2023	133,020	(1)	133,020	2.7364	December 14, 2028
April 5, 2024	115,892	(1)	115,892	2.7364	April 4, 2029
April 26, 2024	57,008	(1)	57,008	2.7364	April 25, 2029
Liability-classified warrants issued	4,759,183		4,759,183
Liability-classified warrants reclassified to equity-classified warrants	(4,759,183)		(4,759,183)
Balance of liability-classified warrants as of June 30, 2024 and September 30, 2024	-		-

March 12, 2024	283,294		283,294	2.7364	March 11, 2029
March 26, 2024	32,302		32,302	2.7364	March 25, 2029
April 15, 2024	548,160		548,160	2.7364	April 14, 2029
May 1, 2024	27,857		27,857	2.7364	April 30, 2029
May 29, 2024	7,309		7,309	2.7364	May 28, 2029
Equity-classified warrants issued	898,922		898,922
Liability-classified warrants reclassified to equity-classified warrants	4,759,183		4,759,183
Balance of equity-classified warrants as of June 30, 2024	5,658,105		5,658,105
July 20, 2024	91,361		91,361	2.7364	July 19, 2029
July 22, 2024	36,544		36,544	2.7364	July 21, 2029
July 30, 2024	7,309		7,309	2.7364	July 29, 2029
August 30, 2024	67,606		67,606	2.7364	August 29, 2029
Balance of equity-classified warrants as of September 30, 2024	5,860,925		5,860,925

(1)	In June 2024, the Company, with the consent of warrant holders, amended the terms of the common share purchase warrant to be indexed to the Company’s equity. As a result, these warrants are reclassified from liability-classified warrants to equity-classified warrants and recorded as a component of additional paid-in capital

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

11.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY

Amount
$
Balance, July 1, 2023	2,700,000
Foreign exchange adjustment	(92,543)
Changes in fair value	592,543
Balance, June 30, 2024	3,200,000
Converted to common shares (Note 13)	(3,200,000)
Balance, September 30, 2024	-

From August through September 2022, the Company entered into multiple SAFE agreements certain investors and received $2,005,213. The SAFEs are recorded as a liability measured at fair value at inception and subsequently carried at fair value with changes in fair value recorded in the statements of operations.

The SAFEs may be converted or paid in cash on the occurrence of the following events/transactions before the maturity date:

●	In the event of equity financing, the Company will automatically issue to the SAFE holders a number of SAFE shares equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the conversion Price.

●	In the event of liquidation, SAFE holders at their option have a right to receive either (i) cash payment equivalent to the respective SAFE proceeds or (ii) automatically receive common shares (in the case of change of control) or listed securities (in the case of a Public company event), as applicable, that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE Proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the liquidity price, if the SAFE holders fails to select the cash option.

●	If there is a dissolution event, the SAFE holders at their option have a right to receive either (i) cash equivalent to the respective SAFE proceeds or (ii) automatically receive common shares that is equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the dissolution price, if the SAFE holders fails to select the cash option.

At maturity, the SAFE holders automatically receive common shares of the Company that are equal to the quotient obtained by dividing (i) the sum of the SAFE proceeds and the return amount (which is an amount determined by applying a rate of return of 8% per annum, on a non-compounding basis, on the SAFE proceeds as calculated from the issue date to, but excluding, the date of expiration or termination of the SAFEs) by (ii) the maturity conversion price.

On July 1, 2024, the SAFEs matured and the SAFE holders received 1,437,002 common shares (Note 13).

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

11.	FINANCIAL LIABILITY CONVERTIBLE TO EQUITY (continued)

The SAFEs are valued by management at each measurement date based on the Company’s estimated enterprise value implied by the most comparable transaction and allocating the value to each of the Company’s equity-linked instruments (preferred shares, SAFE agreements, convertible promissory notes, share purchase warrants, stock options and common shares) based on their respective characteristics and rights. In arriving at the value attributable to each instrument, the Company applies an option pricing model. The Company’s model values the preferred shares, SAFEs, common shares, and stock options as call options on the Company’s equity value with exercise prices based on the conversion options of the respective instruments.

The model used for the valuation of convertible promissory notes, share purchase warrants and SAFEs used certain assumptions as of September 30, 2024 and June 30, 2024, including volatility, risk free rates and management’s best estimate of the expected time for the occurrence of a conversion event as described in Note 9 above.

During the year ended June 30, 2024, the common share price valuation estimate used for the SAFE valuation immediately prior to the conversion of the SAFEs was $3.77.

12.	COMMITMENTS AND CONTINGENCIES

A summary of undiscounted liabilities and future operating commitments as at September 30, 2024:

	Total	Within 1 year	2 - 5 years	Greater than 5 years
	$	$	$	$
Purchase obligations	1,611,529	1,490,185	121,344	-
Investment obligation (1)	1,000,000	1,000,000	-	-
Total financial liabilities and commitments	2,611,529	2,490,185	121,344	-

(1)	The Company entered into a strategic partnership arrangement with a third-party. As part of the agreement, the Company agree to invest an aggregate amount of $1,000,000 in the third-party upon a future financing and negotiation of terms that are agreed to by both parties during the term of the agreement. As at the date of these financial statements no such arrangement has been made.

On September 30, 2023, the Company signed a full surrender agreement with the Lessor of the Surrey manufacturing facility. Per the agreement, cash consideration must be paid on or before the dates set forth in the agreement. In the event that the Company defaults on such payment obligations, the Company will immediately have to pay the Lessor the full amount of all rent and other amounts, which would have otherwise been payable by the Company during the term if the lease had not surrendered, less any cash consideration paid and any rent which the Landlord recovers (or is reasonably expected to recover) from any replacement tenant(s) at the Premises over the balance of the initial Term of the Lease. In circumstances where a replacement tenant has not yet been secured, then such rent will be estimated as of the date of default by an appraiser, less any costs and expenses of such reletting, including brokerage fees, solicitor’s fees, tenant inducements and of costs of alterations and repairs as may be necessary to relet the premises. On April 29, 2024 the Company requested payment deferment of the 5th and 6th instalment payment due on March 1, 2024 and May 1, 2024 respectively to July 1, 2024. On September 6, 2024, the Lessor agreed to further defer the payments due on July 1, 2024 to be paid on or before September 30, 2024. On October 1, 2024, the Company and the Lessor signed an amendment to the Surrender of Lease Agreement whereby the Lessor hereby agrees to a waiver of breach by the Company of its payment obligations in subsection 3.1(e), (f) and (g) of the Surrender of Lease Agreement by the Tenant and further delay payments due (see Note 6).

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

12.	COMMITMENTS AND CONTINGENCIES (continued)

The Company met the eligibility criteria under the Small Business Venture Capital Act (the “Act”) and was registered as an Eligible Business Corporation (“EBC”) in 2018. Under the Act, the Company was approved to raise up to $10 million through the issuance of authorized equity capital whereby the investing shareholders received up to 30% of the amount invested as a tax credit against their B.C. provincial taxes. Under this program, should the Company be out of compliance with the Act during the required five-year investment hold period, it would be contingently liable to repay any tax credits previously issued to investors. At the date of these financial statements, repayable tax credits are approximately $0.6 million. Management believes the Company is compliant with all relevant terms of the Act.

13.	SHARE CAPITAL

a)	Authorized

The authorized share capital of the Company consists of the following:

i.	An unlimited number of common shares (“common shares”) without par value; and

ii.	An unlimited number of Class Seed preferred shares, Class A preferred shares and Class B preferred shares (collectively, “preferred shares”) without par value, issuable in series.

b)	Issued and outstanding

i.	As at September 30, 2024, the Company had 13,761,506 (June 30, 2024 – 12,324,504) common shares outstanding.

ii.	As at September 30, 2024 and June 30, 2024, the Company had 16,758,528 preferred shares outstanding.

Common shares transactions

On July 1, 2024, the Company issued 1,437,002 common shares in connection with the conversion of SAFE with an estimated fair value of $3,200,000 (Note 11).

Preferred shares transactions

Preferred shares series	Preferred share outstanding	Amount, net of share issuance cost
	#	$
Series 1 Class Seed Preferred	926,392	961,502
Series 2 Class Seed Preferred	477,117	143,836
Series 3 Class Seed Preferred	1,802,304	441,384
Series 4 Class Seed Preferred	157,381	102,754
Series 5 Class Seed Preferred	364,324	302,498
Series 6 Class Seed Preferred	1,312,306	1,113,885
Series 1 Class A Preferred	2,512,713	13,440,769
Series 2 Class A Preferred	5,578,780	29,841,488
Series 2 Class B Preferred	3,627,211	25,241,971
	16,758,528	71,590,087

During the three months ended September 30, 2024 and 2023, no preferred shares were issued.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

13.	SHARE CAPITAL (continued)

Rights and privileges of preferred shareholders

Preferred shareholders hold the option to convert their preferred shares to common shares at any time based on a Conversion Price. The Conversion Price is initially equal to the price of the first share issued in the preferred shares class. Thereafter the Conversion Price is symmetrically adjusted for common share issuances to prevent anti-dilution. The anti-dilution clause maintains the relative rights of the common and preferred shareholders, and its effect is that those relative rights remain the same immediately before and immediately after the issuance of common shares.

On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company, each holder of outstanding preferred shares is entitled to cast the number of votes equal to the number of whole common shares into which the preferred shares are convertible as of the record date for determining shareholders entitled to vote on such matter.

The Company shall not declare, pay or set aside any dividends on shares of any other class unless the holders of the preferred shares first receive, or simultaneously receive, a dividend on each outstanding preferred share in an amount at least equal to the dividend received should the preferred shares be converted to common shares as of the record date for determination of holders entitled to receive such dividend.

In the event of liquidation, dissolution or winding up of the Company, before any payment shall be made to the holders of common shares by reason of their ownership thereof, the holders of each series of preferred shares, shall be entitled to be paid out of the funds and assets available for distribution to its shareholders, an amount per share equal to the greater of the original issue price for such series of preferred shares plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of such series of preferred shares been converted into common shares.

c)	Stock options

On August 30, 2017 (and amended on September 24, 2021), the Board adopted a Stock Option Plan which provides that the Board may from time to time, in its discretion, grant to directors, officers, employees, and consultants, non-transferable stock options to purchase common shares of the Company. As per the terms of the Stock Option Plan, the requisite vesting period of the employees is generally four years.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. During the three months ended September 30, 2024, the Company issued nil (three months ended September 30, 2023 – nil) stock options.

A summary of the changes in the Company’s stock options is as follows:

Stock options (#)
Outstanding, July 1, 2023	10,138,537
Expired	(118,375)
Cancelled	(366,967)
Exercised	(399,738)
Outstanding, June 30, 2024	9,253,457
Expired	(16,934)
Cancelled	(15,336)
Outstanding, September 30, 2024	9,221,187

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

13.	SHARE CAPITAL (continued)

During the three months ended September 30, 2024, the Company expensed $16,295 (three months ended September 30, 2023 – $204,159) related to the vesting of stock options.

Cash received by the Company upon the exercise of stock options during the three months ended September 30, 2024 amounted to $nil (three months ended September 30, 2023 – $19,524).

14.	RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As at September 30, 2024, $410,059 (2023 - $404,426) was due for remuneration payable to key management and included in accrued liabilities (Note 6).

15.	INCOME TAXES

As of September 30, 2024 and 2023, the Company’s deferred tax liability was zero. Cumulative deferred tax assets are fully reserved as there is not sufficient evidence to conclude it is more likely than not the deferred tax assets are realizable. No current liability for federal state income taxes has been included in these condensed interim unaudited consolidated financial statements due to the loss for the periods.

16.	SEGMENT REPORTING

ASC 280 - Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with internal organization reporting used by the Company’s chief operating decision maker, our CEO, for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company is pre-revenue and pre-production and operates as a single reportable operating segment.

The following table is our long-lived assets information by geography as of September 30, 2024 and June 30, 2024:

	September 30, 2024	June 30, 2024
	$	$
Canada	585,701	676,886
United States	356,106	461,534
	941,807	1,138,420

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

a)	Fair value of financial assets and liabilities

The Company reports all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:	Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2:	Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:	Inputs are unobservable inputs for the asset or liability. These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

All financial instruments are initially measured and recognized at fair value, and thereafter recognized at cost, or amortized cost; except for convertible notes, warrants and SAFEs which are subsequently measured at fair value through the statements of operations. As at September 30, 2024 and June 30, 2024, the carrying values of cash, prepaids, deposits and other receivables, long-term deposits, accounts payable and accrued liabilities, and customer deposits approximate their respective fair values due to the short-term nature of these instruments.

At September 30, 2024 and June 30, 2024, the convertible notes and SAFEs that are measured at fair value on a recurring basis are categorized as Level 3. For assets and liabilities recognized at fair value on a recurring basis, the Company reassesses categorization to determine whether changes have occurred between the hierarchy levels at the end of each reporting period.

The fair value of these Level 3 financial liabilities is determined using pricing models, discounted cash flow methodologies or similar techniques for which the determination of fair value requires significant management judgment or estimation (see Note 9).

Areas of significant judgement are the risk-free rate, volatility rate, dividend yield, term to liquidation, discount for lack of marketability, most recent financing rounds and implied equity value per letter of intent.

These valuations use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company reassesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained.

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

A significant increase/decrease in some of those unobservable inputs would result in a significantly higher/lower fair value measurement.

During the three months ended September 30, 2024, the Company recognized fair value adjustments with respect to financial instruments categorized as Level 3 of $4,657,388 (three months ended September 30, 2023 - $827,304) in the statements of operations as changes in fair value of financial liabilities. No amounts were recognized in other comprehensive income as the changes in fair value due to credit risk were nominal.

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Changes in fair value of:
SAFEs	-	(144,083)
Convertible notes	4,657,388	1,250,971
Warrants	-	(279,584)
	4,657,388	827,304

There were no transfers into or out of the Level 3 hierarchy during the period ended. The table below presents the changes in Level 3 liabilities measured at fair value on a recurring basis during the three months ended September 30, 2024 and year ended June 30, 2024.

	SAFEs	Convertible notes	Warrants
	$	$	$
Balance, July 1, 2023	2,700,000	14,727,183	521,950
Inception date	-	12,891,686	1,086,240
Foreign exchange a	(92,543)	-	-
Changes in fair value	592,543	13,011,887	4,820,562
Liability-classified warrant reclassified to equity-classified warrant	-	-	(6,428,752)
Balance, June 30, 2024	3,200,000	40,630,756	-
Inception date	-	1,006,607	-
Foreign exchange	-	-	-
Converted to common shares	(3,200,000)	-	-
Changes in fair value	-	4,657,388	-
Balance, September 30, 2024	-	46,294,751	-

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (continued)

b)	Risk management

The Company’s financial instruments are exposed to certain financial risks, including credit risk, liquidity risk and market risk.

Liquidity risk

The Company monitors its cash balances and cash invested to ensure there is sufficient liquidity to meet its financial obligations as they come due. Liquidity management is comprised of regular analysis, monitoring, and review of forecasted and actual cash flows and managing operation and capital finding requirements on a planning and projected basis. The Company’s accumulated deficit and expected future losses cast substantial doubt upon the Company’s ability to continue as a going concern (Note 1).

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as foreign exchange rates.

Foreign currency risk

The Company’s lease liabilities and various operating expenses on the financial statements are denominated in Canadian dollars, and therefore are exposed to fluctuations in foreign currency exchange rates. The Company evaluated the exposure to foreign currency risk and concluded that it is not material.

18.	SUPPLEMENTAL CASH FLOW INFORMATION

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
Interest on finance leases paid	2,240	2,492
Interest paid on debt and convertible notes	-	33,993

Summary of non-cash investing and financing transactions for the three months ended September 30, 2024 and 2023:

	Three months ended September 30, 2024	Three months ended September 30, 2023
	$	$
SAFEs converted to common stocks shares (Note 11 and 13)	3,200,000	-
Common shares issued for settlement of amount owing for severance payment	-	260,999

DAMON MOTORS INC.

NOTES TO THE CONDENSED INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2024 and 2023

(Expressed in United States dollars)

19.	SUBSEQUENT EVENTS

In addition to subsequent events disclosed elsewhere, the following events occurred after September 30, 2024, up to the date these financial statements were issued :

i.	On October 8, 2024, the Company secured $500,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, October 7, 2025. These convertible promissory notes holders were also issued 182,721 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

ii.	On October 4, 2024, the Company received the Notice of Assessment for 2024 SR&ED tax credit refund amount of $1,004,022 (CAD$1,355,329) from CRA and the tax credit refund was received in full on October 16, 2024.

iii.	On October 9, 2024, the Company issued promissory note to arms-length parties with principal amount of $200,000. The loan accrues interest at a rate of 18% per annum and shall become due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event. The liquidity event refers to the business combination with Grafiti Holding Inc (“Grafiti”), following which Damon will become a wholly owned subsidiary of Grafiti and Grafiti’s securities will become listed and trading on the Nasdaq.

iv.	On October 18, 2024, the Company secured $50,000 in funding from certain investors via issuance of convertible promissory notes with a valuation cap of $125,000,000 and interest rate of 12% per annum, payable in arrears on maturity, October 17, 2025. These convertible promissory notes holders were also issued 18,272 common share purchase warrants to subscribe for, and purchase of the Company common shares at the exercise price equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization at closing date. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date.

v.	On November 11, 2024, the Company signed another amendment to the promissory note agreement with WSGR to modify the due date of October 31, 2024 to December 15, 2024.